Consent of Independent Auditors

         We consent to the use in this Registration Statement on Form SB-2, Amendment No. 3 of our report dated October 14, 1999 relating to the financial statements of newagecities.com, Inc. for the period January 29, 1999 (Inception) through September 30, 1999 and the reference to our firm under the caption `Experts' in this Registration Statement.

                                          /s/ Feldman Sherb Horowitz & Co., P.C.
                                          --------------------------------------
                                          Certified Public Accountants

New York, New York
January 27, 2000

                         Consent of Independent Auditors

         We consent to the use in this Registration Statement on Form SB-2, Amendment No. 3 of our report dated August 9, 1999 relating to the statement of operations of Member Net, Inc. for the year ended December 31, 1998 and the reference to our firm under the caption `Experts' in this Registration Statement.

                                          /s/ Feldman Sherb Horowitz & Co., P.C.
                                          --------------------------------------
                                          Certified Public Accountants

New York, New York
January  27, 2000